Exhibit 4.1





                                $80,000,000



                            AMENDED AND RESTATED
                              CREDIT AGREEMENT



                                dated as of



                             November 18, 1994



                                   among



                          Cone Mills Corporation,



                          The Banks Listed Herein



                                    and



                 Morgan Guaranty Trust Company of New York,
                                  as Agent

                             TABLE OF CONTENTS1

                                                                       Page
   SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . .   1
   SECTION 1.02.  Accounting Terms and Determinations . . . . . . . . .  17
   SECTION 1.03.  Types of Borrowings . . . . . . . . . . . . . . . . .  17



                                 ARTICLE II
                                THE CREDITS


   SECTION 2.01.  Commitments to Lend . . . . . . . . . . . . . . . . .  18
   SECTION 2.02.  Notice of Committed Borrowing.  . . . . . . . . . . .  18
   SECTION 2.05.  Notes . . . . . . . . . . . . . . . . . . . . . . . .  24
   SECTION 2.06.  Maturity of Loans . . . . . . . . . . . . . . . . . .  24
   SECTION 2.07.  Interest Rates  . . . . . . . . . . . . . . . . . . .  24
   SECTION 2.08.  Facility Fees . . . . . . . . . . . . . . . . . . . .  29
   SECTION 2.09.  Optional Termination or Reduction of Commitments  . .  29
   SECTION 2.10.  Mandatory Termination of Commitments  . . . . . . . .  30
   SECTION 2.11.  Optional Prepayments  . . . . . . . . . . . . . . . .  30
   SECTION 2.12.  Additional Interest . . . . . . . . . . . . . . . . .  30
   SECTION 2.13.  General Provisions as to Payments . . . . . . . . . .  31
   SECTION 2.14.  Funding Losses  . . . . . . . . . . . . . . . . . . .  32
   SECTION 2.15.  Computation of Interest and Fees  . . . . . . . . . .  32
   SECTION 2.16.  Withholding Tax Exemption . . . . . . . . . . . . . .  32


                                ARTICLE III
                                 CONDITIONS

   SECTION 3.01.  Effectiveness . . . . . . . . . . . . . . . . . . . .  33
   SECTION 3.02.  Transitional Provisions . . . . . . . . . . . . . . .  34
   SECTION 3.03.  Borrowings  . . . . . . . . . . . . . . . . . . . . .  35


                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

   SECTION 4.01.  Corporate Existence and Power . . . . . . . . . . . .  36
   SECTION 4.02.  Corporate and Governmental Authorization; No
         Contravention  . . . . . . . . . . . . . . . . . . . . . . . .  36
   SECTION 4.03.  Binding Effect  . . . . . . . . . . . . . . . . . . .  36
   SECTION 4.04.  Financial Information . . . . . . . . . . . . . . . .  36
   SECTION 4.05.  Litigation  . . . . . . . . . . . . . . . . . . . . .  37


       1The Table of Contents is not a part of this Agreement.

                                                                       Page


   SECTION 4.06.  Compliance with ERISA . . . . . . . . . . . . . . . .  37
   SECTION 4.07.  Environmental Matters . . . . . . . . . . . . . . . .  38
   SECTION 4.08.  Taxes . . . . . . . . . . . . . . . . . . . . . . . .  38
   SECTION 4.09.  Compliance with Laws  . . . . . . . . . . . . . . . .  38
   SECTION 4.10.  Not an Investment Company . . . . . . . . . . . . . .  39
   SECTION 4.11.  Title to Properties . . . . . . . . . . . . . . . . .  39
   SECTION 4.12.  Full Disclosure . . . . . . . . . . . . . . . . . . .  39


                                 ARTICLE V
                                 COVENANTS

   SECTION 5.01.  Information . . . . . . . . . . . . . . . . . . . . .  39
   SECTION 5.02.  Payment of Obligations  . . . . . . . . . . . . . . .  42
   SECTION 5.03.  Maintenance of Property; Insurance  . . . . . . . . .  43
   SECTION 5.04.  Conduct of Business and Maintenance of Existence  . .  43
   SECTION 5.05.  Compliance with Laws  . . . . . . . . . . . . . . . .  43
   SECTION 5.06.  Inspection of Property, Books and Records . . . . . .  44
   SECTION 5.07.  Transactions with Affiliates  . . . . . . . . . . . .  44
   SECTION 5.08.  Debt  . . . . . . . . . . . . . . . . . . . . . . . .  45
   SECTION 5.09.  Contingent Obligations  . . . . . . . . . . . . . . .  45
   SECTION 5.10.  Debt Ratio  . . . . . . . . . . . . . . . . . . . . .  45
   SECTION 5.11.  Interest Coverage Ratio . . . . . . . . . . . . . . .  45
   SECTION 5.12.  Investments . . . . . . . . . . . . . . . . . . . . .  45
   SECTION 5.13.  Negative Pledge . . . . . . . . . . . . . . . . . . .  46
   SECTION 5.14.  Consolidations, Mergers and Sales of Assets . . . . .  47
   SECTION 5.15.  Use of Proceeds . . . . . . . . . . . . . . . . . . .  47


                                 ARTICLE VI
                                  DEFAULTS

   SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . .  48
   SECTION 6.02.  Notice of Default . . . . . . . . . . . . . . . . . .  50


                                ARTICLE VII
                                 THE AGENT

   SECTION 7.01.  Appointment and Authorization . . . . . . . . . . . .  51
   SECTION 7.02.  Agent and Affiliates  . . . . . . . . . . . . . . . .  51
   SECTION 7.03.  Action by Agent . . . . . . . . . . . . . . . . . . .  51
   SECTION 7.04.  Consultation with Experts . . . . . . . . . . . . . .  51
   SECTION 7.07.  Credit Decision . . . . . . . . . . . . . . . . . . .  52
   SECTION 7.08.  Successor Agent . . . . . . . . . . . . . . . . . . .  52

                                                                       Page


   SECTION 7.09.  Agent's Fee . . . . . . . . . . . . . . . . . . . . .  53



                                ARTICLE VIII
                          CHANGE IN CIRCUMSTANCES

   SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
         Unfair   . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   SECTION 8.02.  Illegality  . . . . . . . . . . . . . . . . . . . . .  53
   SECTION 8.03.  Increased Cost and Reduced Return . . . . . . . . . .  54
   SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed Rate
         Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                                 ARTICLE IX
                               MISCELLANEOUS

   SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . .  57
   SECTION 9.02.  No Waivers  . . . . . . . . . . . . . . . . . . . . .  58
   SECTION 9.03.  Expenses; Documentary Taxes; Indemnification  . . . .  58
   SECTION 9.04.  Sharing of Set-Offs . . . . . . . . . . . . . . . . .  59
   SECTION 9.05.  Amendments and Waivers  . . . . . . . . . . . . . . .  59
   SECTION 9.06.  Successors and Assigns  . . . . . . . . . . . . . . .  60
   SECTION 9.07.  Collateral  . . . . . . . . . . . . . . . . . . . . .  61
   SECTION 9.08.  Governing Law; Submission to Jurisdiction . . . . . .  62
   SECTION 9.09.  Counterparts; Integration . . . . . . . . . . . . . .  62
   SECTION 9.10.  Confidentiality . . . . . . . . . . . . . . . . . . .  62
   SECTION 9.11.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . .  63


Exhibit A    -  Note

Exhibit B -     Money Market Quote Request

Exhibit C -     Invitation for Money Market Quotes

Exhibit D -     Money Market Quote

Exhibit E    -  Opinion of General Counsel of the Borrower

Exhibit F    -  Opinion of Special Counsel for the Agent

Exhibit G    -  Assignment and Assumption Agreement

                   AMENDED AND RESTATED CREDIT AGREEMENT


        AGREEMENT dated as of November 18, 1994 among CONE MILLS
CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

        WHEREAS, Cone Mills Corporation (together with its successors, the "Borrower"), the banks party thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as agent, are parties to a Credit Agreement dated as of August 13, 1992 (as amended prior to the effectiveness of the Amended Agreement (as defined below), the "Original Agreement"); and

        WHEREAS, the Borrower and the Banks wish to amend the Original Agreement by, among other things, increasing the aggregate amount of the commitments thereunder, changing the basis upon which certain interest rates applicable to the loans outstanding or to be made thereunder are to be determined, and replacing certain financial covenants contained therein;


        NOW, THEREFORE, the parties hereto agree that, on and as of the Effective Date (as defined below), the Original Agreement is amended and restated in its entirety as follows:


                                 ARTICLE I
                                DEFINITIONS

        SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

        "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

        "Acquisition" means the acquisition by the Borrower or any Subsidiary of any asset of any Person, whether by purchase, merger or otherwise, which, or which together with other such acquisitions, constitutes one or more businesses or substantially all of the assets of one or more businesses.

        "Additional Interest" means, for any period, with respect to a Loan of any Type, an amount of interest calculated on the average daily amount of Loans of such Type outstanding during such period (computed for the actual number of days in such period) at a rate per annum determined with reference to the Applicable Ratio as of the last day of the Relevant Quarter as set forth below:

        Applicable Ratio              Additional Interest Rate

        Less than 35%                 Base Rate Loans:     0 %
                                      CD Loans:            0 %
                                      Euro-Dollar Loans:   0 %

        Equal to or greater than      Base Rate Loans:     0 %
        35% and less than             CD Loans:           .10%
        50%                           Euro-Dollar Loans:  .10%

        Equal to or greater than      Base Rate Loans:     0 %
        50%                           CD Loans:           .20%
                                      Euro-Dollar Loans:  .20%

If on or prior to the date of determination of Additional Interest on any Loan the Borrower shall not have delivered to the Banks the financial statements for the Relevant Quarter, the Applicable Ratio will be deemed to be equal to 50%.

        "Adjusted Cash Flow" means, for any period, the sum of (i) Consolidated Net Income for such period determined before giving effect to any net gain or loss with respect to discontinued operations during such period, plus (ii) the aggregate amount deducted in determining the amount determined pursuant to clause (i) for such period in respect of (A) depreciation, (B) amortization and (C) any increase (or minus the aggregate amount added in respect of any decrease) in consolidated deferred tax liabilities of the Borrower and its Subsidiaries.

        "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

        "Adjusted Debt to Capital Ratio" means as of any date the ratio of Adjusted Total Consolidated Debt as of such date to Adjusted Total Consolidated Capitalization as of such date, expressed as a percentage.

        "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

        "Adjusted Total Consolidated Capitalization" means as of any date
(i) Total Consolidated Capitalization as of such date plus (ii) eight times Consolidated Operating Lease Expense for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date.

        "Adjusted Total Consolidated Debt" means as of any date (i) Total Consolidated Debt as of such date plus (ii) eight times Consolidated Operating Lease Expense for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date.


        "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

        "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and the term "voting securities" means securities or interests entitling the holder thereof to vote for or designate directors or individuals performing a similar function.

        "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

        "Agreement" means the Original Agreement as amended and restated by this Amended Agreement and as the same may be further amended or restated from time to time in accordance with the terms hereof.

        "Amended Agreement" means this Amended and Restated Credit Agreement dated as of November 18, 1994 among the Borrower, the Banks and the Agent.

        "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

        "Applicable Ratio" means as of any date the Adjusted Debt to Capital Ratio as of such date.

        "Assessment Rate" has the meaning set forth in Section 2.07(b).

        "Assignee" has the meaning set forth in Section 9.06(c).

        "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

        "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

        "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

        "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

        "Borrower" means Cone Mills Corporation, a North Carolina corporation, and its successors.

        "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended December 29, 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

        "Borrower's Second Quarter 10-Q" means the Borrower's quarterly report for the fiscal quarter ended June 29, 1994, as filed with the Securities and Exchange Commission on Form 10-Q pursuant to the Securities Exchange Act of 1934.

        "CD Base Rate" has the meaning set forth in Section 2.07(b).

        "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

        "CD Margin" has the meaning set forth in Section 2.07(b).

        "CD Reference Banks" means Wachovia Bank of North Carolina, N.A., and Morgan Guaranty Trust Company of New York.

        "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.


        "Committed Loan" means a loan made by a Bank pursuant to Section
2.01.

        "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, for such period.

        "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, for such period.

        "Consolidated Operating Lease Expense" means, for any period, the aggregate rental expense of the Borrower and its Consolidated Subsidiaries (other than with respect to capital leases), determined on a consolidated basis, for such period.

        "Consolidated Subsidiary" means as of any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

        "Contingent Obligation" of any Person means as of any date any Debt of such Person, including, without limitation, all Debt of others
Guaranteed by such Person and all Contingent Reimbursement Obligations of such Person, that is not or would not be set forth in a balance sheet of such Person as of such date.

        "Contingent Reimbursement Obligation" of any Person means as of any date any contingent obligation of such Person to reimburse, directly or indirectly, any bank or other Person in respect of amounts paid under a letter of credit or similar instrument.

         "Cornwallis" means Cornwallis Development Company, a North Carolina corporation and a Wholly Owned Consolidated Subsidiary, and its successors.

        "Cornwallis Debt" means Debt of Cornwallis incurred in connection with the development and sale of real estate in the ordinary course of its business and with respect to which (i) neither the Borrower nor any Subsidiary other than Cornwallis has any liability, absolute or contingent, other than Contingent Obligations of the

Borrower to the extent permitted by Section 5.09, and (ii) recourse is expressly limited to Cornwallis and the real property or other tangible assets of Cornwallis (and no property or assets of the Borrower or any other Subsidiary) that are the subject of the relevant financing, except to the extent of the Contingent Obligations of the Borrower referred to in clause (i) above.

        "Debt" of any Person means as of any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations, fixed or contingent, of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

        "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Disclosure Schedule" means the schedule captioned "Disclosure Schedule" delivered to the Banks by the Borrower prior to the date of the Original Agreement.

        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

        "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

        "Domestic Loans" means CD Loans or Base Rate Loans or both.

        "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

        "EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) the aggregate amount deducted in determining Consolidated Net Income for such period in respect of Consolidated Interest Expense and income taxes.

        "Effective Date" means the date this Amended Agreement becomes effective in accordance with Section 3.01.
        "Elmore Litigation" means the class action proceeding commenced by William J. Elmore and Wayne Comer against the Borrower, et al., in the United States District Court in Greenville, South Carolina and pending in such court as of the date hereof.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

        "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.


         "ESOP" means the Cone Mills Corporation 1983 Employee Stock Ownership Plan effective as of January 1, 1983, as amended and in effect from time to time.

        "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

        "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

        "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

        "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

        "Euro-Dollar Reference Banks" means the principal London offices of Wachovia Bank of North Carolina, N.A., and Morgan Guaranty Trust Company of New York.

        "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

        "Event of Default" has the meaning set forth in Section 6.01.

        "Existing Receivables Purchase Agreement" means the receivables purchase agreement between the Borrower and Delaware Funding Corporation dated as of August 11, 1992, as amended or renewed from time to time.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty

Trust Company of New York on such day on such transactions as determined by the Agent.

        "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hazardous Substances" means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time and regulations promulgated thereunder, (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.) as amended from time to time, and regulations promulgated thereunder, (iii) asbestos, (iv) polychlorinated biphenyls, (v) petroleum, its derivatives, by-products and other hydrocarbons and (vi) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under laws relating to the environment.

        "HLT Status" shall be in effect from and after the date, if any, on which the Agent determines that, or the Agent is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank that, Loans hereunder are classified as a "highly leveraged transaction". The Agent shall promptly give notice of the effectiveness of any HLT Status to the Borrower and the other Banks.

        "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

        (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

        (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

        (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

        (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;


        (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

        (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.


(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days nor more than 180 days) as the Borrower may elect in accordance with Section 2.03; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

        "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise; provided that in no event shall an Acquisition be an Investment.

        "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a CD Loan, a Euro-Dollar Loan or a Money Market Loan.

        "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

        "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $2,000,000.

        "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

        "Money Market Absolute Rate" has the meaning set forth in Section
2.03(d).

        "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

        "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

        "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

        "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

        "Money Market Margin" has the meaning set forth in Section 2.03(d).

        "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

        "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

        "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

        "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

        "Original Agreement" has the meaning set forth in the first WHEREAS clause.

        "Outstanding Receivables Amount" means, as of any date, the aggregate unrecovered purchase price as of such date in respect of all accounts receivable (or interests therein) sold by the Borrower to the Receivables Purchaser on or prior to such date pursuant to the terms of the Receivables Purchase Agreement.




        "Parent" means, with respect to any Bank, any Person controlling such Bank.

        "Participant" has the meaning set forth in Section 9.06(b).

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.


        "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

        "Qualifying Employer Securities" means qualifying employer securities as defined in Section 407(d)(5) of ERISA.

        "Quarterly Date" means each March 31, June 30, September 30 and December 31.

        "Receivables Purchase Agreement" means (i) the Existing Receivables Purchase Agreement and (ii) if such Agreement is no longer in effect, any other agreement between the Borrower and the Receivables Purchaser providing for the purchase by the Receivables Purchaser of accounts receivable of the Borrower (or interests therein) in such aggregate amount and on such terms as shall be reasonably satisfactory to the Banks.

        "Receivables Purchaser" means Delaware Funding Corporation or any other financial institution to which the Required Banks consent, which consent will not be unreasonably withheld.

        "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

        "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 30, 1992 by and between the Borrower and the shareholders of the Borrower named on the signature pages thereof, as in effect on the date of the Original Agreement.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Relevant Quarter" means, as of any date of determination of Additional Interest payable under Section 2.12 or facility fees payable under Section 2.08, the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements shall have been required to be delivered to the Banks prior to such date pursuant to subsection (a) or (b), as the case may be, of Section 5.01.

        "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

        "Responsible Officer" means any of the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Borrower or any other officer of the Borrower involved principally in its financial administration or its controllership function.


        "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

        "Special Retirement Account" means the Special Retirement Account of the Supplemental Retirement Plan.

        "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

        "Supplemental Retirement Plan" means the Supplemental Retirement Plan of Cone Mills Corporation, effective as of January 1, 1984, as amended and in effect from time to time.

        "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and (A) which is a Bank or
(B) whose short-term certificates of deposit are rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc. and (iii) investment grade commercial instruments.

        "Termination Date" means August 13, 1997, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

        "Total Consolidated Capitalization" means as of any date the sum of
(i) Total Consolidated Debt plus (ii) the aggregate amount of the consolidated long term deferred tax liabilities of the Borrower and its Consolidated Subsidiaries, plus (iii) stockholders' equity of the Borrower and its Consolidated Subsidiaries plus (iv) the aggregate amount deducted in determining such stockholders' equity with respect to minority interests in Subsidiaries that are not Wholly Owned Consolidated Subsidiaries, in each case determined on a consolidated basis as of such date.

        "Total Consolidated Debt" means as of any date (i) all Debt of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, as of such date, as the same is or would be set forth in a consolidated balance sheet of the Borrower and its Consolidated
Subsidiaries as of such date (including without limitation all short-term Debt and the current portion of all long-term Debt) plus (ii) the Outstanding Receivables Amount as of such date.

        "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

        "Wholly Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

        SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

        SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are
determined on the basis of their bids in accordance therewith).


                                 ARTICLE II
                                THE CREDITS

        SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with
Section 3.03(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.13, prepay Loans and reborrow at any time under this Section.

        SECTION 2.02. Notice of Committed Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

        (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,


       (ii)  the aggregate amount of such Borrowing,

      (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

       (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

        Notwithstanding the foregoing, no more than six Fixed Rate Committed Borrowings shall be outstanding at any one time and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

        SECTION 2.03.  Money Market Borrowings.

        (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

        (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

        (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

       (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

      (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

       (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

        (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

        (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

        (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

        (A)  the proposed date of Borrowing,

        (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

        (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

        (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

        (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii)  Any Money Market Quote shall be disregarded if it:

        (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

        (B)  contains qualifying, conditional or similar language;

        (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

        (D)  arrives after the time set forth in subsection (d)(i).

        (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money
Market Quote submitted by such Bank with respect to the same Money Market
Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market
Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

        (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

        (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

       (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

      (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

       (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

        (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related

Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

        SECTION 2.04.  Notice to Banks; Funding of Loans.

        (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

        (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

        (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.13, as the case may be.

        (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

        SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

        (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

        (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, Type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

        SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

        SECTION 2.07.  Interest Rates.  (a) Subject to the provisions of
Section 2.12, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to (i) if no HLT Status exists on such day, the Base Rate for such day and (ii) if HLT Status exists on such day, the Base Rate for such day plus 1-1/2%. Such interest shall be payable quarterly on each Quarterly Date. Any overdue principal of or interest (including any Additional Interest) on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

        (b) Subject to the provisions of Section 2.12, each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest (including any Additional Interest) on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

        "CD Margin" means (i) .525% for any day on which HLT Status does not exist and (ii) 2.40% for any day on which HLT Status exists.

        The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
         ACDR   =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
         DRP    =  Domestic Reserve Percentage
         AR     =  Assessment Rate
     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


        The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

        "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

        "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A"
(or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (section mark) 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

        (c) Subject to the provisions of Section 2.12, each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

        "Euro-Dollar Margin" means (i) .40% for any day on which HLT Status does not exist and (ii) 2.275% for any day on which HLT Status exists.

        The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
(i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

        The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

        "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

        (d) Any overdue principal of or interest (including any Additional Interest) on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

        (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR
Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with
Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute
Rate quoted by the Bank making such Loan in accordance with Section 2.03.
Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

        (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

        (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

        SECTION 2.08. Facility Fees. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at a rate per annum equal to (i) .12% if the Applicable Ratio as of the last day of the Relevant Quarter was less than 35%, (ii) .15% if the Applicable Ratio as of the last day of the Relevant Quarter was equal to or greater than 35% and less than 50%, and (iii) .20% if the Applicable Ratio as of the last day of the Relevant Quarter was equal to or greater than 50%. For purposes of determining the facility fee pursuant hereto, if the Borrower shall not have delivered to the Banks the financial statements for the Relevant Quarter, the Applicable Ratio will be deemed to be equal to 50%. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Such facility fee shall be payable quarterly on each Quarterly Date, commencing December 31, 1994 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

        SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of

$1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

        SECTION 2.10.  Mandatory Termination of Commitments.  The
Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

        SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

        (b) Except as provided in Sections 8.02 and 8.03(c), the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

        (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

        SECTION 2.12. Additional Interest. (a) Promptly after the end of each fiscal quarter of the Borrower and on the Termination Date (or any earlier date on which the Commitments shall have been terminated in their entirety and any later date on which all outstanding Committed Loans shall have been repaid in their entirety), the Agent shall give notice to the Borrower of the Additional Interest on the Committed Loans of each Type for such fiscal quarter or for the portion of the current fiscal quarter ending on the Termination Date (or such earlier or later date, as the case may be), as the case may be.


        (b) No later than the fifth Domestic Business Day after the Agent gives notice pursuant to subsection (a) above, the Borrower shall pay to the Agent (for the accounts of the several Banks which had Committed Loans outstanding during the relevant fiscal quarter or part thereof) the Additional Interest on such Loans specified in such notice.

        (c) The Agent shall (i) calculate the Additional Interest on Committed Loans of each Type and (ii) shall determine each Bank's share of such Additional Interest based on such Bank's pro rata share of the average daily amount of Committed Loans of such Type outstanding during the fiscal quarter or part thereof with respect to which such Additional Interest is payable. Each such calculation and determination shall be conclusive in the absence of manifest error.

        SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

        (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such

Bank repays such amount to the Agent, at the Federal Funds Rate.

        SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

        SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest (including without limitation Additional Interest) and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

        SECTION 2.16. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.




                                ARTICLE III
                                 CONDITIONS

        SECTION 3.01. Effectiveness. This Amended Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

        (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, telecopy or other written confirmation from such party of execution of a counterpart hereof by such party);

        (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

        (c) receipt by the Agent of an opinion of Neil W. Koonce, General Counsel for the Borrower, substantially in the form of Exhibit E hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

        (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

        (e) receipt by the Agent on the Effective Date of all amounts payable under Section 9.03 of which the Borrower shall have notice on such date; and

        (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower and its Subsidiaries, the corporate authority for and the validity of this Amended Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Amended Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than November 30, 1994.

        On the Effective Date the Original Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided that rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Agreement. The Notes delivered to each Bank under the Original Agreement shall become void on the Effective Date and, upon receiving its new Notes delivered pursuant to clause (b) of this Section 3.01, each Bank will cancel its original Notes and return them to the Borrower. No failure of a Bank so to cancel and return its original Note shall affect the validity of its new Notes. The Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Amended Agreement, and such notice shall be conclusive and binding on all parties hereto.

        SECTION 3.02. Transitional Provisions. (a) Each Committed Loan outstanding under the Original Agreement on the Effective Date shall mature on the last day of the then current Interest Period applicable thereto under the Original Agreement.

        (b) The interest rates determined in accordance with Section 2.07 of this Amended Agreement shall be effective on the Effective Date; provided that, (i) the interest rate applicable to each Euro-Dollar Loan outstanding on the Effective Date for the then current Interest Period applicable thereto shall be the rate per annum equal to the sum of the Euro-Dollar Margin (as defined in this Amended Agreement) plus the Adjusted London Interbank Offered Rate applicable to such Loan (as determined pursuant to Section 2.05 of the Original

Agreement) and (ii) the interest rate applicable to each CD Loan outstanding on the Effective Date for the then current Interest Period applicable thereto shall be the rate per annum equal to the sum of the CD Margin (as defined in this Amended Agreement) plus the Adjusted CD Rate applicable to such Loan (as determined pursuant to Section 2.05 of the Original Agreement).

        (c) In addition, the Additional Interest on the Committed Loans of each Type outstanding under the Original Agreement on the Effective Date to be paid for any fiscal quarter of the Borrower ended after the Effective Date shall be determined in accordance with the provisions of this Amended Agreement.

        SECTION 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

        (a) receipt by the Agent of notice of such Borrowing as required by Section 2.02 or 2.03, as the case may be;

        (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

        (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

        (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing; and



        (e) the fact that the Adjusted Debt to Capital Ratio as of the date of such Borrowing, after giving effect thereto, shall not exceed 61%;

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d), and (e) of this Section.

                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants that:

        SECTION 4.01. Corporate Existence and Power. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and is duly qualified as a foreign corporation in good standing in each jurisdiction where it is required by applicable law to be so qualified and the failure so to qualify or be in good standing would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

        SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

        SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

        SECTION 4.04.  Financial Information.

        (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 29, 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, reported on by McGladrey & Pullen and set forth in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the

Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

        (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 29, 1994 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the three months then ended, set forth in the Borrower's Second Quarter 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

        (c) Since June 29, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

        SECTION 4.05. Litigation. Except as set forth in the Borrower's Second Quarter 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

        SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and each Plan is being administered in all material respects in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue
Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

        SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

        SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 29, 1991. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

        SECTION 4.09. Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) other than such laws, ordinances, rules, regulations or requirements (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply with which cannot reasonably be expected to have consequences which would materially and adversely affect the business, consolidated financial position, consolidated results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

        SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.11. Title to Properties. The Borrower or a Subsidiary has good and marketable title to each of the material properties and assets reflected in the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries delivered pursuant to Section 4.04(b), or thereafter acquired, other than properties and assets disposed of in the ordinary course of business since the date of such balance sheet, free and clear of any Lien other than Liens permitted by Section 5.14.


        SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                 ARTICLE V
                                 COVENANTS

        The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

        SECTION 5.01.  Information.  The Borrower will mail to each of the
Banks:

        (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with applicable rules and regulations of the Securities and Exchange Commission by McGladrey & Pullen or other independent public auditors of nationally recognized standing;

        (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations, stockholders' equity and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with generally accepted accounting principles (subject to normal year-end adjustments) and consistency by the chief financial officer or the chief accounting officer of the Borrower;

        (c) not later than the fifteenth day of each fiscal year of the Borrower, a forecasted consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and as at the end of each of the four fiscal quarters constituting such fiscal year and the related consolidated budget and statements of forecasted income, forecasted stockholders' equity and forecasted cash flows for each of such fiscal quarters and for the portions of such fiscal year then ending, and, as soon as available, any materially adverse revisions of such statements, all such statements to be based, and to be certified by the chief financial officer or the chief accounting officer of the Borrower as being based, on the Borrower's reasonable estimates at the time, and to be in reasonable detail and substantially in the form delivered to the Banks prior to the date hereof, with such changes as the Required Banks may approve;

        (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish (x) whether the Borrower was in compliance with the requirements of Sections 5.08 to 5.14, inclusive, on the date of such financial statements and (y) the Applicable Ratio as of the date of such financial statements, (ii) setting forth the Outstanding Receivables Amount as of the date of such financial statements and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

        (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public auditors which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (d) above;

        (f) within five days after any Responsible Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, the treasurer or the controller of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

        (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

        (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;



        (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of

   ERISA) with respect to any Plan with Unfunded
   Liabilities at such time which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
   Section 412 of the Internal Revenue Code, a copy of such application;
   (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

        (j) within 15 days after June 30 of every year and promptly after any material change to the insurance coverage of the Borrower and its Subsidiaries, a schedule setting forth the amounts of the insurance coverage of the Borrower and its Subsidiaries and the risks insured against, in substantially the detail set forth with respect to the date of the Original Agreement in the Disclosure Schedule; and

        (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request, as soon as reasonably practicable after such request.

        SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each

Subsidiary to pay and discharge, at or before maturity (or, in the case of ad valorem taxes, on or before the date on which such taxes are required to be paid pursuant to applicable law), all their respective obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and except for liabilities which are not material to the financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

        SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all material property used and necessary in its business in good working order and condition, ordinary wear and tear excepted.

        (b) The Borrower will maintain, and will cause each Subsidiary to maintain (either in the name of the Borrower or in such Subsidiary's own name), insurance with financially sound and reputable insurers on all property, in such amount and covering such risks, as are adequate and reasonable for the businesses in which the Borrower is engaged.

        SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will, except as permitted under Section 5.15, cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existences and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their respective businesses.

        SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities
(including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently conducted or (ii) failure to comply with such law, ordinance, rule, regulation or requirement cannot reasonably be expected to have consequences which would materially and adversely affect the business, consolidated financial position, consolidated results of operations or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

        SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

        SECTION 5.07. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, engage in any transaction directly or indirectly with or for the account or benefit of any Affiliate except that:

       (a) the Borrower and any Subsidiary may make any Investment permitted under Section 5.12;

       (b)  the Borrower may make any Restricted Payment permitted under
   Section 5.13;

       (c) the Borrower and any Subsidiary may (i) pay reasonable compensation, including, but not limited to, stock options and other employee benefits, which has been approved by the Board of Directors of the Borrower or any committee thereof to any Affiliate who is an officer, director or employee of the Borrower or any Subsidiary in such capacity for services rendered and (ii) afford miscellaneous benefits without approval by the Board of Directors of the Borrower to any such Affiliate who is an officer, director or employee with an aggregate fair value for each such Person in any fiscal year not exceeding $25,000;

       (d) the Borrower and any Subsidiary may in the ordinary course of their respective businesses sell assets or provide services to, and purchase assets or services from, any Affiliate on terms which the Board of Directors of the Borrower has determined are no less favorable to the Borrower or such Subsidiary than those available from Persons who are not Affiliates; and

       (e) the Borrower may perform its obligations under the Registration Rights Agreement.

        SECTION 5.08. Debt. (a) The Adjusted Debt to Capital Ratio on the last day of any fiscal quarter of the Borrower ended after the Effective Date will not exceed 61%.

        (b) The Borrower will not permit any Subsidiary to incur, Guarantee, assume, issue or at any time be liable with respect to any Debt except that Cornwallis may incur Cornwallis Debt in an aggregate principal amount outstanding at any time not to exceed $15,000,000.

        SECTION 5.09. Contingent Obligations. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, make or at any time be liable with respect to any Contingent Obligation other than (i) Contingent Reimbursement Obligations of the Borrower in respect of letters of credit issued in connection with the Elmore Litigation in an aggregate amount not to exceed $10,000,000 at any time, (ii) other Contingent Reimbursement Obligations of the Borrower incurred in the ordinary course of its business, in an aggregate amount not to exceed $8,000,000 at any time and (iii) Contingent Obligations of the Borrower in respect of Cornwallis Debt in an aggregate amount not exceeding at any time $7,500,000.



        SECTION 5.10. Debt Ratio. As of the last day of each fiscal quarter ended after the Effective Date, the percentage of Adjusted Cash Flow for the period of four consecutive fiscal quarters then ended to Total Consolidated Debt as of such day will not be less than 26%.

        SECTION 5.11. Interest Coverage Ratio. As of the last day of each fiscal quarter ended after the Effective Date, the ratio of EBIT to Consolidated Interest Expense for the period of four consecutive fiscal quarters then ended will not be less than 2.3:1.

        SECTION 5.12.  Investments.  Neither the Borrower nor any
Consolidated Subsidiary will make or acquire any Investment in any Person other than:

        (a)  Temporary Cash Investments;

        (b) Advances by the Borrower or a Subsidiary to officers, directors and employees for reasonable moving expenses and business expenses incurred in the ordinary course of business of the Borrower or any Subsidiary and consistent with past practice; and

         (c) other Investments by the Borrower not to exceed in the aggregate at any time 20% of Total Capitalization at such time.

        SECTION 5.13. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except Liens existing on the date hereof and set forth on the Disclosure Schedule and:

       (a) Liens securing Debt incurred in connection with the issuance of industrial revenue bonds in an aggregate principal amount outstanding at any time not to exceed $10,000,000;

       (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

       (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

       (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

       (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;


       (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

       (g)  any Lien for ad valorem taxes not overdue;

       (h) Liens arising in the ordinary course of its business or by operation of law which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $5,000,000 or any obligation that is overdue or in default and (iii) do not in the aggregate materially detract from the value of the assets of the Borrower and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of its business;

       (i) Liens on real estate held for development and/or sale by Cornwallis in the ordinary course of its business securing Cornwallis Debt permitted under Section 5.08(b);

       (j) escrow arrangements existing on the date hereof pursuant to which cash is held in escrow to secure the Borrower's liabilities in connection with the Elmore Litigation; provided that at no time will the aggregate amount of such cash exceed (i) $10,000,000, minus (ii) the aggregate amount of all Contingent Reimbursement Obligations of the Borrower in respect of outstanding letters of credit or similar instruments permitted under clause (i) of Section 5.09;

       (k) Liens arising in respect of the Elmore Litigation during any period in which the Borrower shall in good faith be prosecuting an appeal by appropriate proceedings diligently conducted and appropriate escrow arrangements or bonds shall have been made; and

       (l) Liens on accounts receivable of the Borrower pursuant to the Receivables Purchase Agreement.

        SECTION 5.14. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may sell accounts receivable pursuant to the terms of the Receivables Purchase Agreement; and provided further that the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

        SECTION 5.15. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                                ARTICLE VI
                                  DEFAULTS

        SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

       (a) the Borrower shall fail to pay when due any principal of or interest (including without limitation, any Additional Interest) on any Loan, any fees or any other amount payable hereunder;

       (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.15, inclusive;

       (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

       (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

       (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

       (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof, except for Debt in respect of industrial revenue bonds that is accelerated, or with the giving of notice or lapse of time or both may be accelerated, by reason of changes in tax laws or any interpretation thereof;

       (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

       (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

       (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

       (j) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

       (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower; or, at any time during any period of twelve consecutive calendar months, a majority of the Board of Directors of the Borrower shall not consist of individuals who were either directors of the Borrower on the first day of such period ("original directors") or appointed as or nominated to be directors by individuals including a majority of those of the original directors who have not, prior to such appointment or nomination, resigned by reason of disability or died; or

       (l) a Termination Event, as defined in the Existing Receivables Purchase Agreement, shall occur thereunder, or any analogous event shall occur in any other Receivables Purchase Agreement;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

        SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                ARTICLE VII
                                 THE AGENT

        SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

        SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

        SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

        SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

        SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

        SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

        SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

        SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                ARTICLE VIII
                          CHANGE IN CIRCUMSTANCES

        SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

       (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

      (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

        SECTION 8.02.  Illegality.  If, on or after the   date of the
Original Agreement, the adoption of any
applicable law, rule or regulation,
or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

        SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date of the Original Agreement, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

       (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

       (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

        (b) If any Bank shall have determined that, after the date of the Original Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

        (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under Section 8.03(a), the Borrower may at any time, upon at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, prepay in full the then outstanding CD Loans or Euro-Dollar Loans, as the case may be, of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying each such Fixed Rate Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related CD Loans or Euro-Dollar Loans, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.


        SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

       (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

       (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                 ARTICLE IX
                               MISCELLANEOUS

        SECTION 9.01. Notices. (a) Except as provided in subsection (b) of this Section, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail in connection with Section 2.13, 6.01, 6.02, 8.01, 8.03 or 9.03, when received, (iii) if given by mail in connection with any other Section of this Agreement, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

        (b) The Borrower hereby authorizes (i) the Agent to accept telephonic Notices of Borrowing to the Agent made by any Person or Persons whom the Agent in good faith believes to be an authorized officer acting on behalf of the Borrower and (ii) each of the Banks to extend Loans based on such Notices of Borrowing. The Borrower agrees to confirm promptly in writing (including bank wire, telefax, facsimile transmission or similar writing) to the Agent any telephonic Notice of Borrowing. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern absent manifest error. The Borrower hereby agrees to indemnify and hold the Agent and the Banks harmless from any loss or expense they might incur in acting in good faith on the request of any unauthorized Person.

        SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof, except for any such waiver, consent or amendment given or made expressly and solely at the written request of the Banks, or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

        (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs (including without limitation, settlement costs) and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including but not limited to allocated time and other reasonable charges of attorneys who are employees of such Bank) which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

        SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest (including without limitation, the rate of Additional Interest) on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest (including without limitation, any Additional Interest) on any Loan or any fees hereunder or for any reduction or termination of any Commitment, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

        SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

        (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii), or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

        (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (which consent shall not be unreasonably withheld) of the Borrower and the Agent; provided that (A) if an Assignee is an affiliate of such transferor Bank or a Bank, no such consent shall be required, but the transferor Bank agrees promptly upon such assignment to notify the Borrower thereof, (B) each assignment hereunder to any Person other than a Bank shall be in an amount of at least $5,000,000 unless such assignment constitutes an assignment of all of the transferor
Bank's Commitment and Loans hereunder and (C) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money
Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United
States federal income taxes in accordance with Section 2.16.

        (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.



        (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

        SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

        SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

        SECTION 9.10. Confidentiality. The Agent and each Bank agree that they will maintain the confidentiality of, and will not use for any commercial purpose (other than exercising its rights and enforcing its remedies hereunder and under its Note), any written or oral information provided under this Agreement by or on behalf of the Borrower that has been identified by its source as confidential, including any information provided pursuant to Section 5.06 (hereinafter collectively called "Confidential Information"), subject to the Agent's and each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, affiliates, auditors, counsel and other professional advisors and to other Banks, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Borrower or any of its Subsidiaries and affiliates and (d) right to provide such information to participants, prospective participants or prospective assignees pursuant to
Section 9.06 if such participant, prospective participant or prospective assignee agrees to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Bank" party hereto. Notwithstanding the foregoing, any such information supplied to a Bank, participant, prospective participant or prospective assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it is, at the time of disclosure, or becomes a matter of public knowledge.

        SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




                      CONE MILLS CORPORATION


                      By /s/ John L. Bakane
                        Title:  Vice President and Chief
                                  Financial Officer
                      1201 Maple Street
                      Greensboro, North Carolina 27405
                      Telex number: 5109251120
                      Telecopy number: (910) 379-6287
                      Attention:  David E. Bray
                                  Treasurer

Commitments

$20,000,000           MORGAN GUARANTY TRUST COMPANY
                        OF NEW YORK



                       By /s/ David B. Common
                        Title:  Vice President


$20,000,000           FIRST UNION NATIONAL BANK
                        OF NORTH CAROLINA



                       By /s/ Kent L. Phillips
                        Title:  Vice President


$20,000,000           NATIONSBANK OF NORTH
                        CAROLINA, N.A.



                       By /s/ Alison H. Mewborne
                        Title:  Vice President


$20,000,000           WACHOVIA BANK OF NORTH
                        CAROLINA, N.A.



                       By /s/ Charles D. Barham, III
                        Title:  Corporate Banking Officer

_________________
Total Commitments
$80,000,000
=================

                       MORGAN GUARANTY TRUST COMPANY
                        OF NEW YORK, as Agent

                       By /s/ David B. Common
                        Title:  Vice President
                       60 Wall Street
                       New York, New York  10260-0060
                       Telex number: 177615
                       Attention:

                                          EXHIBIT A

                                    NOTE

                                  New York, New York
                                                 , 1994

        For value received, Cone Mills Corporation, a North Carolina corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

        All Loans made by the Bank, the Types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

        This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of November 18, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                            CONE MILLS CORPORATION

                            By________________________
                              Title:

                      LOANS AND PAYMENTS OF PRINCIPAL


__________________________________________________________________
                               Amount of
         Amount of   Type of   Principal   Maturity  Notation
  Date  Loan         Loan      Repaid      Date      Made By
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

                                           EXHIBIT B



                     Form of Money Market Quote Request




                                     [Date]




To:          Morgan Guaranty Trust Company of New York
                (the "Agent")

From:   Cone Mills Corporation

Re:          Amended and Restated Credit Agreement (the "Credit
             Agreement") dated as of November 18, 1994 among the Borrower, the Banks listed on the signature pages thereof and the Agent


        We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount2                   Interest Period3

$


        Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]




       2Amount must be $5,000,000 or a larger multiple of $1,000,000.

       3Not less than one month (LIBOR Auction) or not less than 7 days nor more than 180 days (Absolute Rate Auction), subject to the provisions of the definition of Interest
Period.

        Terms used herein have the meanings assigned to them in the Credit Agreement.


                            CONE MILLS CORPORATION



                            By________________________
                               Title:

                                           EXHIBIT C



                 Form of Invitation for Money Market Quotes




To:          [Name of Bank]

Re:          Invitation for Money Market Quotes to Cone Mills
             Corporation (the "Borrower")


        Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of November 18, 1994 among the Borrower, the Banks listed on the signature pages thereof and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market
Borrowing(s):


Date of Borrowing:  __________________

Principal Amount               Interest Period


$


        Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

        Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                            MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK


                            By______________________
                               Authorized Officer

                                         EXHIBIT D

                         Form of Money Market Quote


To: Morgan Guaranty Trust Company of New York, as Agent

Re:          Money Market Quote to Cone Mills Corporation (the
             "Borrower")


        In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.      Quoting Bank:  ________________________________

2.      Person to contact at Quoting Bank:

        _____________________________

3.      Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal     Interest   Money Market
 Amount**     Period***      [Margin****] [Absolute Rate*****]

$

$


   [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed
   $____________.]**


__________

* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

          (notes continued on following page)

        We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of November 18, 1994 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                            Very truly yours,

                            [NAME OF BANK]


Dated:_______________      By:__________________________
                               Authorized Officer



__________

*** Not less than one month or not less than 7 days or more than 180 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%)

                                                              EXHIBIT E

                             OPINION OF GENERAL
                          COUNSEL OF THE BORROWER


                                 [Effective Date]

To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

        I am the General Counsel of Cone Mills Corporation, a North Carolina corporation (the "Borrower"), and have acted as counsel for the Borrower in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 18, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(c) of the Credit Agreement.

        In connection with the preparation of this opinion, I have reviewed the originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

        (a)  The Credit Agreement;

        (b)  The form of the Notes;

        (c)  The Articles of Incorporation of the Borrower;

        (d) A Certificate of Existence of the Borrower as certified by the Secretary of State of North Carolina on November 18, 1994;

        (e)  The bylaws of the Borrower; and

        (f) Corporate resolutions of the Borrower, authorizing the execution, delivery and performance of the Credit Agreement and the Notes.

        In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as certified, photostatic or conformed copies, and the authenticity of the originals of such documents.


       I call your attention to the fact that the Credit Agreement states that the Credit Agreement and each Note are to be construed in accordance with and governed by the laws of the State of New York. Please be advised that I am a member of the bar of the State of North Carolina and do not purport to be an expert in the laws of any jurisdiction other than the State of North Carolina and the United States of America. Accordingly, this opinion is limited in all respects to the laws of the State of North Carolina and of the United States and, in expressing the opinion set forth in paragraph 3 hereof, we have assumed without independent investigation that the laws of the State of New York are substantially identical in all relevant respects to the laws of the State of North Carolina.

        Based solely upon and subject to the foregoing, and the qualifications and limitations set forth below, it is my opinion that:

        1. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and is duly qualified as a foreign corporation in good standing in each jurisdiction where it is required by applicable law to be so qualified and the failure so to qualify or be in good standing would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

        2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than routine filings after the date hereof with the Securities and Exchange Commission and with state securities commissions) and do not contravene, or constitute a default under, any provisions of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

        3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of Borrower.

        4. Except as set forth in the Borrower's Second Quarter 10-Q, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of the Credit Agreement or the Notes.

        This opinion is solely for the benefit of the Banks and the Agent in connection with the transactions provided for in or contemplated by the Credit Agreement. It may not be otherwise distributed or relied upon by any person or quoted or reproduced, in whole or in part, in any other document or filed with any government agency without our prior written consent.

                            Very truly yours,

                                          EXHIBIT F


                                 OPINION OF
                   DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                FOR THE AGENT


                                 [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

        We have participated in the preparation of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 18, 1994 among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) we have relied, without independent investigation, as to all matters relevant to such opinion that are governed by the laws of the State of North Carolina upon the opinions of Neil Koonce, General Counsel of the Borrower, dated November 18, 1994, a copy of which has been delivered to you.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                            Very truly yours,

                                             EXHIBIT G


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

        AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), CONE MILLS CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                            W I T N E S S E T H

        WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of November 18, 1994 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (as amended, the "Credit Agreement");

        WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

        WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

        WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

        SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof
(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

        SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________.4 It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.
        [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent (which shall not be unreasonably withheld) of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein, and the Assignor agrees, if the assignment is for all of the

        4 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be
paid by the Assignor to the Assignee.   It may be preferable
in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Assignor's Commitment and Loans, promptly to cancel its Note and return it to the Borrower.]


        SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.


        SECTION 6. Withholding Tax Exemption. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14 of the Credit Agreement.

        SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                            [ASSIGNOR]



                            By_________________________
                              Title:


                            [ASSIGNEE]



                            By__________________________
                              Title:


                            CONE MILLS CORPORATION



                            By__________________________
                              Title:


                            MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Agent



                            By__________________________
                              Title: